For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services
Ontario

Ministère des Services gouvernementaux

Ontario Corporation Number
Numéro de la société en Ontario

002063925

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

AUGUST 1 4 AOÛT, 2012

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

KITRINOR METALS INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2005/01/28

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are:
Nombre d'administrateurs :

minimum and maximum number of directors is/are:
nombres minimum et maximum d'administrateurs :

Number
Nombre

or
ou

minimum and maximum
minimum et maximum

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

Be it resolved as a special resolution, that:

1. The articles of incorporation of the Corporation be amended by deleting from Clause 8 of the Articles the following paragraph:

"The issue, transfer or ownership of shares is restricted and the restrictions are as follows:

1. No share in the capital of the Corporation shall be transferred without the express consent of a majority of the directors of the Corporation."

and by replacing Clause 8 of the Articles with the following paragraph:

"If the Corporation:

(a) is not a reporting issuer or mutual fund within the meaning of applicable securities legislation; and

(b) has not distributed to the public any of its shares or securities convertible into or exchangeable for any of its shares, then no shares in the capital of the Corporation shall be transferred without either:

(i) the previous consent of the board of directors expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(ii) the previous consent of the holders of at least 51% of the shares of that class for the time being outstanding expressed bay resolution passed by the shareholders or by an instrument or instruments in writing signed by such shareholders."

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions.*

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2012/08/08

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

KITRINOR METALS INC.

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par :

(Signature)
(Signature)

James Fairbairn, Director

(Description of Office)
(Fonction)